UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2018

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35155	95-4856877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective March 31, 2018, Boingo Wireless, Inc. and the Chicago Concourse Development Group, LLC, a subsidiary of the Company, (collectively, the “Company”) entered into an amendment (the “Amendment”) to the License Agreement for Wireless Communications Systems with the City of Chicago (the “Agreement”), dated November 17, 2005, as amended, pursuant to which the Company provides network offerings at the Chicago O’Hare and Chicago Midway Airports. In connection with the Amendment, the Company has agreed to provide certain deliverables and make certain changes to its product offerings at these airports, and the parties have agreed to an extension of the Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Amendment. The Company intends to submit a Confidential Treatment Request with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 for certain portions of the Amendment. The Amendment, in redacted form subject to such confidential treatment request, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: April 5, 2018	By:	/s/ Peter Hovenier
Peter Hovenier
Chief Financial Officer

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